EXHIBIT 99.1

Pain Therapeutics Reports 2011 Financial Results

– Balance Sheet Remains Strong –

– Disciplined Spending Expected in 2012 –

AUSTIN, Texas, Feb. 9, 2012 (GLOBE NEWSWIRE) -- Pain Therapeutics, Inc. (Nasdaq:PTIE) today reported financial results for the full year ended December 31, 2011. Net loss was $2.6 million in 2011, or $0.06 per share, compared to a net loss of $12.0 million in 2010, or $0.28 per share.

Cash and equivalents stood at $98.1 million at December 31, 2011. Net cash usage for the first half of 2012 is expected to be under $5.0 million. The Company has no debt.

"2012 may be an important year for Pain Therapeutics," said Remi Barbier, President & CEO. "We have a strong balance sheet, a history of disciplined spending and a late-stage drug asset under development by Pfizer. We also have a highly focused research and development strategy and significant management ownership of the Company. With these strengths, I think we have the potential to build a major business in biotechnology."

2011 Financial Detail

  Collaboration revenue of $0.6 million reflects reimbursement of our development expenses under our strategic alliance with Pfizer.
  Research and development expenses decreased to $8.3 million in 2011 from $15.7 million in 2010. Research and development expenses included $2.7 million in non-cash stock related compensation costs in 2011 and $10.3 million in 2010. This includes $7.4 million related to a special, one-time nondividend distribution in December 2010.
  General and administrative expenses decreased to $6.7 million in 2011 from $14.8 million in 2010. General and administrative expenses included $2.8 million in non-cash stock related compensation costs in 2011 and $9.9 million in 2010. This includes $7.4 million related to a special, one-time nondividend distribution in December 2010.

About REMOXY

Our lead drug is called REMOXY®. It is an investigational extended-release oral formulation of oxycodone for the relief of moderate to severe pain requiring continuous, around-the-clock opioid treatment.  We developed REMOXY to discourage common methods of drug tampering.

On June 24, 2011, we and partner Pfizer, Inc. (NYSE:PFE) announced that a Complete Response Letter was received from the U.S. Food and Drug Administration (FDA) on the resubmission to the new drug application (NDA) for REMOXY (oxycodone) Extended-Release Capsules CII. Pfizer is working to evaluate the issues described in the Complete Response Letter and plans to have further discussions with the FDA around them. Pfizer has full control of the development and funding of REMOXY.

In 2005, we entered into a strategic alliance with King Pharmaceuticals, Inc. (King) to develop and commercialize REMOXY. We filed the initial NDA for REMOXY in June 2008 and received a Complete Response Letter in December 2008. King assumed full control of the development of REMOXY in March 2009; filed a resubmission to the REMOXY NDA in December 2010; and received a Complete Response Letter for such resubmission in June 2011. Pfizer obtained rights to REMOXY upon the close of its acquisition of King in February 2011.

  Pfizer is our exclusive, worldwide commercial partner for REMOXY and three other abuse-resistant prescription pain medications (except in Australia/New Zealand).
  Upon the commercial launch of REMOXY, we will receive from Pfizer a royalty of 20% of net sales in the United States, except as to the first $1.0 billion in cumulative net sales, which royalty is set at 15%. Outside the United States, the royalty rate is 10%.
  In addition, we will receive from Pfizer a supplemental royalty fee payment of 6.0% to 11.5% of net sales, depending on the range of total dollar sales in each year. This supplemental payment is equal to the full amount of our financial obligations to Durect Corporation (Nasdaq:DRRX), our exclusive supplier of certain excipients in REMOXY.
  To date, we have received total cash payments of $185.0 million in program fees and milestone payments under the strategic alliance in connection with the development of REMOXY and three other abuse-resistant drug candidates.
  Under the terms of our strategic alliance with Pfizer, we are eligible to receive up to an additional $120.0 million in clinical/regulatory milestone payments, including a $15.0 million payment upon FDA approval of REMOXY.
  Our development expenses for REMOXY and three other abuse-resistant pain medications that are in various stages of development, including hydrocodone, hydromorphone and oxymorphone, are reimbursed by Pfizer.
  Pain Therapeutics retains commercial rights to REMOXY and three other abuse-resistant drug candidates in Australia/New Zealand. We have not yet announced a market entry strategy for these territories.

About Pain Therapeutics, Inc.

Pain Therapeutics, Inc. is a biopharmaceutical company that develops novel drugs. The FDA has not approved any of our drug candidates for commercial sale.  For more information, please visit www.paintrials.com.

Note Regarding Forward-Looking Statements: This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the "Act"). Pain Therapeutics disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Safe Harbor for forward-looking statements contained in the Act. Examples of such statements include, but are not limited to, any statements relating to our projected cash requirements for the first half of 2012, our potential to build a major business in biotechnology; potential future milestone payments and royalties based on revenue from REMOXY, the potential development of other abuse resistant drug candidates, and funding obligations of Pfizer. Such statements are based on management's current expectations, but actual results may differ materially due to various factors. Such statements involve risks and uncertainties, including, but not limited to, those risks and uncertainties relating to difficulties or delays in obtaining regulatory approval of REMOXY and in development, testing and pursuit of regulatory approval of our other drug candidates, unexpected adverse side effects or inadequate therapeutic efficacy of our drug candidates, difficulties or delays in commercialization efforts with respect to our products, if any are approved for marketing, or failure of such products to gain market acceptance, the uncertainty of patent protection for our intellectual property or trade secrets, unanticipated additional research and development and other costs, the timing and receipt of funds from Pfizer, potential diversion of resources from the pursuit of development and commercialization of drug candidates subject to our strategic alliance with Pfizer as a result of the acquisition of King by Pfizer, and the potential for abuse resistant pain medications or other competing products or therapies to be developed by competitors and potential competitors or others. For further information regarding these and other risks related to the Company's business, investors should consult the Company's filings with the Securities and Exchange Commission.

- Financial Tables Follow -

PAIN THERAPEUTICS, INC.
CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010(1)
Revenue
Program fee revenue	$ 2,724	$ 2,724	$ 10,897	$ 10,496
Collaboration revenue	23	285	587	1,313
Milestone revenue	--	5,000	--	5,000
Total revenue	2,747	8,009	11,484	16,809
Operating expenses
Research and development	1,711	8,010	8,300	15,746
General and administrative	1,620	9,510	6,698	14,766
Total operating expenses	3,331	17,520	14,998	30,512
Operating loss	(584)	(9,511)	(3,514)	(13,703)
Interest income	193	340	901	1,680
Net loss	$ (391)	$ (9,171)	$ (2,613)	$ (12,023)

Net loss per share - basic and diluted	$ (0.01)	$ (0.21)	$ (0.06)	$ (0.28)
Weighted-average shares used in computing net loss per share - basic and diluted	44,671	42,797	44,160	42,644

CONDENSED BALANCE SHEETS
			December 31,
			2011	2010(1)
			(Unaudited)
Assets
Current assets
Cash, cash equivalents and marketable securities			$ 98,131	$ 91,226
Receivables			--	7,114
Other current assets			358	144
Total current assets			98,489	98,484
Non-current assets
Property and equipment, net			122	285
Other assets			352	426
Total assets			$ 98,963	$ 99,195
Liabilities and stockholders' equity
Current liabilities
Accounts payable and accrued development expenses			$ 1,378	$ 1,365
Deferred program fee revenue - current portion			10,897	10,897
Other accrued liabilities			997	1,809
Total current liabilities			13,272	14,071
Non-current liabilities
Deferred program fee revenue - non-current portion			40,863	51,760
Other liabilities			435	431
Total liabilities			54,570	66,262
Stockholders' equity
Common stock			45	43
Additional paid-in-capital			176,425	161,957
Accumulated other comprehensive income			128	525
Accumulated deficit			(132,205)	(129,592)
Total stockholders' equity			44,393	32,933
Total liabilities and stockholders' equity			$ 98,963	$ 99,195

(1) Derived from the Company's annual financial statements as of December 31, 2010, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.
CONTACT: Peter S. Roddy
         Vice President and Chief Financial Officer
         Pain Therapeutics, Inc.
         proddy@paintrials.com
         (512) 501-2450